Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the consolidated financial statements of Winnebago Industries, Inc. (the “Company”) and the effectiveness of the Company’s internal control over financial reporting dated October 29, 2013, appearing in the Annual Report on Form 10-K of Winnebago Industries, Inc. for the year ended August 31, 2013.

/s/ DELOITTE & TOUCHE LLP

Minneapolis, Minnesota

March 28, 2014